Exhibit 99.1

PRESS RELEASE
-------------

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY  11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact:  Scott Rechler, CEO
          Michael Maturo, President and CFO


FOR IMMEDIATE RELEASE
---------------------

                  Reckson Announces Second Quarter 2006 Results
                  ---------------------------------------------

         Record Level Leasing Activity with 1.1 Million Square Feet of
                 Lease Transactions Completed in Second Quarter

(MELVILLE, NEW YORK, August 3, 2006) - Reckson Associates Realty Corp. (NYSE:
RA) today reported diluted funds from operations (FFO) of $54.4 million, or $0.63 per share for the second quarter of 2006 including approximately $11.5 million, or $0.13 per share of lease termination fees and a $2.2 million, or $0.03 per share charge recognized in connection with Reckson's long-term incentive compensation plan. When adjusted for the lease termination fees and the charge the Company reported diluted FFO of $45.1 million, or $0.53 per share for the second quarter of 2006. This compares to diluted FFO of $49.8 million, or $0.59 per share for the second quarter of 2005.

Reckson reported net income of $19.9 million, or diluted earnings per share
(EPS) of $0.24 for the second quarter of 2006 including $11.3 million for the aforementioned lease termination fees and a $2.2 million charge for the aforementioned compensation plan, as compared to $17.8 million, or diluted EPS of $0.22 for the second quarter of 2005.

Commenting on the Company's performance, Scott Rechler, Reckson's Chief Executive Officer, stated, "I am extremely pleased with our second quarter results. Our record level of leasing activity during the second quarter reflects that the New York Tri-State area markets continue to gain strength as demand for quality office space continues to outpace supply."

Reckson is canceling its conference call scheduled for August 3, 2006 at 11:00 a.m. ET.

A reconciliation of net income to FFO is in the financial statements accompanying this press release. Net income is the GAAP measure the Company believes to be the most directly comparable to FFO.

Summary Portfolio Performance
-----------------------------

Occupancy Statistics:

                                                Same Property                               Overall
                                     --------------------------------------   --------------------------------
                                        Quarter End           Economic (1)               Quarter End
                                        -----------           ------------    --------------------------------
                                     6/30/06    3/31/06     2Q'06     1Q'06   6/30/06(2)  3/31/06(2)   6/30/05
                                     -------    -------     -----     -----   ----------  ----------   -------
Total Occupancy:
 Stabilized Office                    94.8%      94.3%      92.8%     93.2%      94.8%       94.2%      94.3%
 Stabilized Portfolio                 93.7%      93.3%      91.9%     92.2%      93.7%       93.3%      93.2%

Based on Pro Rata Ownership:
 Stabilized Office                    94.0%      93.3%      91.7%     92.1%      94.0%       93.4%      94.1%
 Stabilized Portfolio                 93.1%      92.7%      91.0%     91.3%      93.1%       92.2%      92.9%

(1) Economic occupancy calculated based on weighted average space generating rental revenue on a straight-line basis.
(2)   Includes Reckson Platinum Mile portfolio acquired on December 29, 2005.

Office same property net operating income (property operating revenues less property operating expenses) (NOI), on a pro rata ownership basis, before termination fees, for the second quarter of 2006 increased 5.5% (on a cash basis) and decreased (0.3)% (on a straight-line rent basis) compared to the second quarter of 2005. Excluding the effect of the 1185 Avenue of the Americas ground rent expense, office same property NOI, on a pro rata ownership basis, before termination fees, for the second quarter of 2006 increased 9.1% (on a cash basis) compared to the second quarter of 2005. Portfolio same property NOI, on a pro rata ownership basis, before termination fees, for the second quarter of 2006 increased 5.4% (on a cash basis) and decreased (0.4)% (on a straight-line rent basis) compared to the second quarter of 2005.

Office same property NOI, on an overall basis, before termination fees, for the second quarter of 2006 increased 5.9% (on a cash basis) and 1.0% (on a straight-line rent basis) compared to the second quarter of 2005. Portfolio same property NOI, on an overall basis, before termination fees, for the second quarter of 2006 increased 5.8% (on a cash basis) and 0.9% (on a straight-line rent basis) compared to the second quarter of 2005.

Other Highlights
----------------

Leasing Activity
----------------

      - Completed record level leasing activity, executing 109 lease transactions encompassing 1,073,688 square feet, during the second quarter of 2006, including the execution a long-term lease with the National Hockey League (NHL) for 133,727 square feet at 1185 Avenue of the Americas

      - Rent performance on renewal and replacement space, on a consolidated basis, during the second quarter of 2006 increased 24.7% (on a straight-line rent basis) and 10.0% (on a cash basis) in the office portfolio

      - Office leasing transactions executed during the second quarter of 2006 resulted in a 79% renewal rate

Miscellaneous Corporate Activity
--------------------------------

      - Appointed Dr. Edward Casas to the Company's Board of Directors. Dr. Casas brings a diverse background with varied industry experience to Reckson's board. Dr. Casas is currently a Managing Director and Practice Co-Head of Navigant Capital Advisors, where he oversees activities for all practice areas including the Investment Banking, Restructuring, Valuation and Lender Services advisory groups. Prior to its acquisition by Navigant in 2005, Dr. Casas was the Founding Member and Senior Managing Director of Casas, Benjamin & White, LLC ("CBW"), a leading mergers, acquisitions and financial restructuring firm, where he supervised all aspects of CBW's restructuring engagements. Dr. Casas has significant expertise in working with large groups of creditors, boards of directors and company managements and has led reorganizations in a breadth of industries including business services, construction services, healthcare, information technology, manufacturing and real estate. Dr. Casas' previous positions include President and Chief Executive Officer of PrimeCare International, Inc., Vice President of Mergers & Acquisitions of Caremark International, Inc., Executive Vice President of CES Corporation, Chairman of the Board of Mediq, Inc. and Chairman of the Board of HQ Global.

      - Announced Reckson's board of directors has authorized the re-institution of the Company's common stock repurchase program, which had been inactive since March 2003. Pursuant to the authority granted by the board, the Company may repurchase up to an aggregate of 5 million shares of its common stock.

      - Relocating the Company's Long Island corporate headquarters on August 14, 2006 to 625 Reckson Plaza, Uniondale, New York 11556, telephone (516) 506-6000 and facsimile (516) 506-6800.

Non-GAAP Financial Measures
---------------------------

Funds from Operations (FFO)
---------------------------

The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson is a self-administered and self-managed real estate investment trust
(REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on properties located in New York City and the surrounding Tri-State area markets. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, and wholly owns, has substantial interests in, or has under contract, a total of 101 properties comprised of approximately 20.2 million square feet. For additional information on Reckson, please visit the Company's web site at www.reckson.com.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's second quarter 2006 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Senior Vice President Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Forward-Looking Statements
--------------------------

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                   Reckson Associates Realty Corp. (NYSE: RA)
                           Consolidated Balance Sheets
                      (in thousands, except share amounts)

                                                                                     June 30,       December 31,
                                                                                       2006             2005
                                                                                   ------------     ------------
Assets:
Commercial real estate properties, at cost:
 Land                                                                              $    428,357     $    430,064
 Buildings and improvements                                                           2,886,834        2,823,020
Developments in progress:
 Land                                                                                   127,309          123,761
 Development costs                                                                      137,138           99,570
Furniture, fixtures, and equipment                                                       13,208           12,738
                                                                                   ------------     ------------
                                                                                      3,592,846        3,489,153
Less: accumulated depreciation                                                         (587,317)        (532,152)
                                                                                   ------------     ------------
Investments in real estate, net of accumulated depreciation                           3,005,529        2,957,001

Properties and related assets held for sale, net of accumulated depreciation             68,795          194,297
Investments in real estate joint ventures                                                46,816           61,526
Investments in mortgage motes and notes receivable                                      169,784          174,612
Investments in affiliate loans and joint ventures                                        59,435           59,324
Cash and cash equivalents                                                                32,103           17,468
Tenant receivables                                                                       12,804           20,196
Deferred rents receivable                                                               147,000          138,990
Prepaid expenses and other assets                                                        88,982          109,381
Deferred leasing and loan costs (net of accumulated amortization)                        81,308           78,411
                                                                                   ------------     ------------

        Total Assets                                                               $  3,712,556     $  3,811,206
                                                                                   ============     ============

Liabilities:
Mortgage notes payable                                                             $    464,110     $    541,382
Unsecured credit facility                                                                92,000          419,000
Senior unsecured notes                                                                1,254,932          980,085
Mortgage notes payable and other liabilities associated with properties held for
 sale                                                                                    63,839           84,572
Accrued expenses and other liabilities                                                  118,888          120,994
Deferred revenues and tenant security deposits                                           70,349           75,903
Dividends and distributions payable                                                      36,582           36,398
                                                                                   ------------     ------------
        Total Liabilities                                                             2,100,700        2,258,334
                                                                                   ------------     ------------

Minority partners' interests in consolidated partnerships                               263,475          217,705
Preferred unit interest in the operating partnership                                      1,200            1,200
Limited partners' minority interest in the operating partnership                         34,800           33,498
                                                                                   ------------     ------------
                                                                                        299,475          252,403
                                                                                   ------------     ------------

Commitments and contingencies                                                                 -                -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized                                 -                -
Common Stock, $.01 par value, 200,000,000 shares authorized
 83,217,550 and 82,995,931 shares issued and outstanding, respectively                      832              830
Accumulated other comprehensive income                                                    2,186            1,819
Treasury Stock, 3,318,600 shares                                                        (68,492)         (68,492)
Retained earnings                                                                        63,002           56,868
Additional paid in capital                                                            1,314,853        1,309,444
                                                                                   ------------     ------------
        Total Stockholders' Equity                                                    1,312,381        1,300,469
                                                                                   ------------     ------------

        Total Liabilities and Stockholders' Equity                                 $  3,712,556     $  3,811,206
                                                                                   ============     ============

Total debt to market capitalization (a):                                                   35.2%            40.1%
                                                                                   ============     ============

---------
(a) Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.

                   Reckson Associates Realty Corp. (NYSE: RA)
                        Consolidated Statements of Income
                      (in thousands, except share amounts)

                                                                        Three Months Ended                  Six Months Ended
                                                                              June 30,                          June 30,
                                                                   =============================     =============================
                                                                       2006             2005             2006              2005
                                                                   -----------------------------     -----------------------------
Property Operating Revenues:
  Base rents                                                       $    128,575     $    118,048     $    244,660     $    230,458
  Tenant escalations and reimbursements                                  19,235           17,324           38,303           35,102
                                                                   -----------------------------     -----------------------------
    Total property operating revenues                                   147,810          135,372          282,963          265,560
                                                                   -----------------------------     -----------------------------

Property Operating Expenses:
  Operating expenses                                                     32,821           29,710           68,805           61,116
  Real estate taxes                                                      24,153           21,506           48,404           42,840
                                                                   -----------------------------     -----------------------------
    Total property operating expenses                                    56,974           51,216          117,209          103,956
                                                                   -----------------------------     -----------------------------

Net Operating Income                                                     90,836           84,156          165,754          161,604
                                                                   -----------------------------     -----------------------------

Gross Margin percentage                                                    61.5%            62.2%            58.6%            60.9%
                                                                   -----------------------------     -----------------------------

Other Income:
  Gains on sale of real estate                                                -                -           35,393                -
  Interest income on mortgage notes and notes receivable                  5,502            3,333           11,001            5,780
  Interest, investment income and other                                   2,329              454           14,406            1,134
  Equity in earnings of real estate joint ventures                        1,815               83            2,211              234

                                                                   -----------------------------     -----------------------------
    Total other income                                                    9,646            3,870           63,011            7,148
                                                                   -----------------------------     -----------------------------

Other Expenses:
  Interest:
   Expense                                                               27,216           27,259           55,205           50,825
   Amortization of deferred financing costs                               1,017            1,068            2,139            2,059
  Depreciation and amortization                                          36,047           31,219           68,883           59,638
  Marketing, general and administrative                                   9,475            8,241           18,957           16,236
  Long-term incentive compensation expense                                2,232                -            5,855                -
                                                                   -----------------------------     -----------------------------
    Total other expenses                                                 75,987           67,787          151,039          128,758
                                                                   -----------------------------     -----------------------------

Income from continuing operations before minority interests and
  discontinued operations                                                24,495           20,239           77,726           39,994

Minority partners' interests in consolidated partnerships                (3,850)          (3,848)          (7,946)          (7,628)
Limited partners' minority interest in the operating partnership           (693)            (626)          (2,242)          (1,317)
                                                                   -----------------------------     -----------------------------

Income before discontinued operations                                    19,952           15,765           67,538           31,049
Discontinued operations, net of minority interests:
       Gains on sales of real estate                                          -              175            9,286              175
       Income (loss) from discontinued operations                           (51)           1,826              819            3,896
                                                                   -----------------------------     -----------------------------
Net income                                                         $     19,901     $     17,766     $     77,643     $     35,120
                                                                   =============================     =============================


Basic net income per weighted average common share:
       Common stock - income from continuing operations            $       0.24     $       0.20     $       0.40     $       0.38
       Gains on sales of real estate                                          -                -             0.41                -
       Discontinued operations                                                -             0.02             0.12             0.05
                                                                   -----------------------------     -----------------------------
  Basic net income per common share                                $       0.24     $       0.22     $       0.93     $       0.43
                                                                   =============================     =============================

Basic weighted average common shares outstanding                     83,212,000       81,882,000       83,140,000       81,493,000
                                                                   =============================     =============================

Diluted net income per weighted average common share               $       0.24     $       0.22     $       0.93     $       0.43
                                                                   =============================     =============================

Diluted weighted average common shares outstanding                   83,709,000       82,290,000       83,647,000       81,908,000
                                                                   =============================     =============================

                   Reckson Associates Realty Corp. (NYSE: RA)
                              Funds From Operations
                    (in thousands, except per share amounts)

                                                                            Three Months Ended             Six Months Ended
                                                                                 June 30,                       June 30,
                                                                       ============================    ===========================
                                                                           2006            2005            2006           2005
                                                                       ----------------------------    ---------------------------
Net income                                                             $     19,901    $     17,766    $     77,643   $     35,120
 Add:  Real estate depreciation and amortization                             33,505          30,175          65,656         57,488
       Minority partners' interests in consolidated partnerships              7,382           6,791          14,616         13,503
       Limited partners' minority interest in the operating
         partnership                                                            491             570           1,931          1,267

Less: Amounts distributable to minority partners in consolidated
        partnerships                                                          6,860           5,478          13,205         11,202
      Gains on sales of depreciable real estate                                   -               -          44,669              -

                                                                       ----------------------------    ---------------------------
Basic and Diluted Funds From Operations ("FFO")                        $     54,419    $     49,824    $    101,972   $     96,176
                                                                       ============================    ===========================

Diluted FFO calculations:
      Weighted average common shares outstanding                             83,212          81,882          83,140         81,493
      Weighted average units of limited partnership interest
        outstanding                                                           2,008           2,582           2,017          2,896

                                                                       ----------------------------    ---------------------------
      Basic weighted average common shares and units outstanding             85,220          84,464          85,157         84,389

      Adjustments for dilutive FFO weighted average shares and units outstanding:

       Common stock equivalents                                                 497             408             507            415
       Limited partners' preferred interest                                      41              41              41             41

                                                                       ----------------------------    ---------------------------
Total diluted weighted average shares and units outstanding                  85,758          84,913          85,705         84,845
                                                                       ============================    ===========================

Diluted FFO per weighted average share or unit                         $       0.63    $       0.59    $       1.19   $       1.13
Diluted weighted average dividends per share                           $       0.42    $       0.42    $       0.85   $       0.85
Diluted FFO payout ratio                                                       66.9%           72.4%           71.4%          75.0%

FFO Data excluding non recurring charges:

  Diluted FFO per weighted average share or unit                       $       0.66    $       0.59    $       1.26   $       1.13
  Diluted weighted average dividends per share                         $       0.42    $       0.42    $       0.85   $       0.85
  Diluted FFO payout ratio                                                     64.3%           72.4%           67.6%          75.0%
==================================================================================================================================

                   Reckson Associates Realty Corp. (NYSE: RA)
                         Cash Available for Distribution
                    (in thousands, except per share amounts)

                                                                            Three Months Ended               Six Months Ended
                                                                                 June 30,                        June 30,
                                                                       ============================   ============================
                                                                           2006            2005           2006             2005
                                                                       ----------------------------   ----------------------------
Basic Funds From Operations                                            $     54,419    $     49,824   $    101,972    $     96,176

Less: Straight line rents and other FAS 141 non-cash rent
        adjustments                                                           5,854          11,992         13,933          19,918
      Committed non-incremental capitalized tenant improvements and
        leasing costs                                                        14,954           8,272         22,104          19,041
      Actual non-incremental capitalized improvements                         3,234           2,059          5,419           5,074

Add:  Amortization of equity grants (a)                                       4,365           1,870          9,980           3,356

                                                                       ----------------------------   ----------------------------
Basic and Diluted Cash Available for Distribution ("CAD")              $     34,742    $     29,371   $     70,496    $     55,499
                                                                       ============================   ============================

Diluted CAD calculations:
      Weighted average common shares outstanding                             83,212          81,882         83,140          81,493
      Weighted average units of limited partnership interest
        outstanding                                                           2,008           2,582          2,017           2,896

                                                                       ----------------------------   ----------------------------
      Basic weighted average common shares and units outstanding             85,220          84,464         85,157          84,389

      Adjustments for dilutive CAD weighted average shares and units outstanding:

        Common stock equivalents                                                497             408            507             415
        Limited partners' preferred interest                                     41              41             41              41

                                                                       ----------------------------   ----------------------------
Total diluted weighted average shares and units outstanding                  85,758          84,913         85,705          84,845
                                                                       ============================   ============================

Diluted CAD per weighted average share or unit                         $       0.41    $       0.35   $       0.82    $       0.65
Diluted weighted average dividends per share                           $       0.42    $       0.42   $       0.85    $       0.85
Diluted CAD payout ratio                                                      104.9%          122.8%         103.3%          129.9%

==================================================================================================================================


(a) - Includes estimated charges of $2.2 million and $5.9 million related to a long-term incentive compensation plan for the three & six month periods ended June 30, 2006.